UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 30, 2026

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Shoals Technologies Group, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-39942		85-3774438
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

1500 Shoals Way	Portland	Tennessee	37148
(Address of principal executive offices)			(Zip Code)

	(615)	451-1400
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 Par Value	SHLS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On April 30, 2026, Shoals Technologies Group, Inc. (the “Company”) held its 2026 Annual Meeting of Shareholders (the “Annual Meeting”). The proposals considered at the Annual Meeting are described in the Company’s 2026 Proxy Statement filed with the Securities and Exchange Commission on March 20, 2026. The final voting results for each of the proposals submitted to a vote of the shareholders are set forth below.

1. Election of Directors
The Company’s shareholders elected the following nominees for director to serve as directors for a one-year term expiring in 2027 or until their successors shall have been elected and qualified.

Name	For	Withheld	Broker Non-Votes
Ty Daul	144,039,760	342,501	8,699,291
Jeannette Mills	104,716,361	39,665,900	8,699,291
Niharika Taskar Ramdev	144,079,992	302,269	8,699,291
Lori Sundberg	101,299,336	43,082,925	8,699,291
Toni Volpe	143,878,560	503,701	8,699,291

2. Advisory Vote on the Approval of the Compensation of the Company’s Named Executive Officers
The compensation of the Company’s named executive officers (“say-on-pay”) was approved, on a non-binding, advisory basis.

For	Against	Abstain	Broker Non-Votes
87,873,742	54,537,481	1,971,038	8,699,291

3. Ratification of Appointment of Independent Registered Public Accounting Firm
The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026 was ratified.

For	Against	Abstain
152,798,931	166,551	116,070

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shoals Technologies Group, Inc.

By:	/s/ Dominic Bardos
	Name:	Dominic Bardos
	Title:	Chief Financial Officer

Date: May 1, 2026